Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


Biogen, Inc.
January 13, 1999
Page 1


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                           Telephone: 617/542-6000
Washington, D.C. 20004                                  Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400




                                                                January 13, 1999

        Biogen, Inc.
        14 Cambridge Center
        Cambridge, Massachusetts 02142

        Gentlemen:

                 We have acted as counsel to Biogen, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 2,000,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), to be offered for sale by the Company from time to time under the Biogen, Inc. 1982 Incentive Stock Option Plan and the Biogen, Inc. 1985 Non-Qualified Stock Option Plan (the "Plans"). This opinion is being rendered in connection with the filing of the Registration Statement.

                 In connection with this opinion, we have examined the Company's Restated Articles of Organization and Restated By-Laws, as amended to date; such records of the corporate proceedings of the Company as we deemed material; and the Registration Statement and the exhibits thereto filed with the Commission.

                 In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                 Based upon the foregoing, we are of the opinion that, (i) the Shares have been duly and validly authorized by the Company, and (ii) the Shares, when issued in accordance with the terms of the Plans and any applicable agreements thereto, will be duly and validly issued, fully paid and non-assessable shares of Common Stock, free of preemptive rights.

                 Our opinion is limited to the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

                 We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                Very truly yours,

                                                /s/ Mintz, Levin, Cohn, Ferris,
                                                    Glovsky and Popeo, P.C.

                                                    Mintz, Levin, Cohn, Ferris,
                                                    Glovsky and Popeo, P.C.